UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2021

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices) (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, no par value per share	WINA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

(a-b) At the Annual Shareholders meeting held on April 28, 2021, Winmark Corporation (the “Company”) submitted to vote of security-holders the following matters that received the indicated votes:

1.	Set the number of members of the Board of Directors at seven:

FOR:	3,039,401
AGAINST:	10,057
ABSTAIN:	558
BROKER NON-VOTE:	220,208

2.	Election of Directors:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
Brett D. Heffes	2,960,971	89,045	220,208
Lawrence A. Barbetta	2,977,031	72,985	220,208
Jenele C. Grassle	2,834,108	215,908	220,208
Kirk A. MacKenzie	2,944,803	105,213	220,208
Paul C. Reyelts	2,942,061	107,955	220,208
Gina D. Sprenger	3,042,868	7,148	220,208
Mark L. Wilson	2,824,076	225,940	220,208

3.	Advisory vote to approve executive compensation:

FOR:	2,898,372
AGAINST:	142,706
ABSTAIN:	8,938
BROKER NON-VOTE:	220,208

5.	Ratify the appointment of Grant Thornton, LLP as independent registered public accounting firm for the 2021 fiscal year:

FOR:	3,241,738
AGAINST:	26,884
ABSTAIN:	1,602
BROKER NON-VOTE:	0.0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

co
WINMARK CORPORATION

Date: April 29, 2021	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer